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                                                                      Exhibit 99

Contacts:
Ronald Jasper
Becton Dickinson and Company
(201) 847-7160

William W. Sims
Clontech Laboratories, Inc.
(650) 424-8222,  x1186


                    Becton, Dickinson and Company Announces
       Revised Agreement for Acquisition of Clontech Laboratories, Inc.


     Franklin Lakes, NJ--Monday, August 9, 1999--Becton, Dickinson and Company (NYSE: BDX) announced today that it has entered into a revised agreement to acquire Clontech Laboratories, Inc., a privately-held company serving the life sciences market in the areas of gene-based drug discovery technology and molecular biology research. The revised agreement provides for the acquisition of Clontech by BD in exchange for $200 million in cash. Under the previously announced agreement signed in April 1999, BD was to acquire Clontech in an approximately $200 million stock-for-stock exchange. The companies expect to complete the transaction by August 31, 1999, following receipt of required consents and approvals.

     Becton Dickinson and Company manufactures and sells a broad range of medical supplies and devices and diagnostic systems for use by health care professionals, medical research institutions, industry and the general public.

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